Exhibit 10.17

AMENDMENT TO THE PIERRE FOODS HOLDING CORPORATION

2009 OMNIBUS EQUITY INCENTIVE PLAN

This amendment (the “Amendment”) to the Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (the “Plan”), is made and entered into effective as of January 23, 2014. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Board of Directors of Pierre Foods Holding Corporation (the “Company”) desires to amend the Plan in accordance with the authority granted by the Plan’s terms;

NOW, THEREFORE, the Plan shall be amended as follows:

1.                                      The first sentence of Section 4(a) of the Plan shall be deleted and replaced with the following sentence as follows:

Subject to Section 5 hereof, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan (the “Share Limit”) shall be 225,000, and the maximum number of Shares which may be issued pursuant to Options which are intended to be incentive stock options under Section 422 of the Code shall be 225,000, in each case subject to adjustment as provided herein.

2.                                      Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment be executed as of the date first above written.

PIERRE FOODS HOLDING CORPORATION

By:	/s/ Matt Wilson
Name: Matt Wilson
Title: Director